SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 16, 2002

DELPHAX TECHNOLOGIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota	0-10691	41-1392000

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 Whitewater Drive Minnetonka, Minnesota	55343-9420

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 939-9000

Item 5. Other Events and Regulation FD Disclosure.
SIGNATURE

Item 5. Other Events and Regulation FD Disclosure.

     On October 16, 2002, the Company and its bank lender amended the previously disclosed Forbearance Agreement dated September 9, 2002 to extend the forbearance period thereunder from October 18 to December 18, 2002.

     The Company views the extension of the forbearance agreement as a step in the process of attempting to renegotiate the terms of its bank credit agreement. The Company believes it will be successful in renegotiating those terms, though there is no assurance that this will be accomplished. The Company’s ability to fund its working capital requirements for operations is dependent on successful completion of these negotiations.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DELPHAX TECHNOLOGIES INC.

By	/s/ Robert M. Barniskis Robert M. Barniskis, Chief Financial Officer

Dated: October 16, 2002